Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Premier Community Bankshares, Inc.

Winchester, Virginia

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101619 and No. 333-41163) and Form S-3 (No. 333-138813), of Premier Community Bankshares, Inc. and subsidiaries of our report dated March 15, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2006.

Winchester, Virginia

March 15, 2007